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Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS
(In thousands)                                                  Three Months Ended       Six Months Ended      Twelve Months Ended
                                                                     June 30                 June 30                 June 30
                                                                1995        1994        1995        1994        1995        1994
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
Operating Activities
  Net income                                                $   55,962  $   58,215  $  153,995  $  147,039  $  320,123  $  329,553
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization                              107,687     124,160     222,748     243,627     452,602     474,534
    Harris Plant deferred costs                                  5,050       4,212       9,436       8,127      17,885       3,394
    Harris Plant disallowance - Power Agency                         -           -           -           -           -      20,645
    Deferred income taxes                                        4,068       9,628      (7,512)        807      28,922      58,181
    Investment tax credit adjustments                           (2,553)     (2,884)     (5,106)     (5,768)    (10,877)    (12,788)
    Allowance for equity funds used during construction           (984)     (1,838)     (1,897)     (4,101)     (3,870)     (9,190)
    Deferred fuel cost (credit)                                 (6,675)     (5,964)     15,800      (8,215)     62,185      22,324
    Net increase in receivables, inventories and
      prepaid expenses                                         (35,573)    (46,231)    (78,965)    (69,314)    (83,542)     (7,625)
    Net increase (decrease) in payables and accrued
      expenses                                                   9,573     (33,956)     (6,803)    (26,799)    (26,775)    (53,269)
    Miscellaneous                                               15,248      (4,177)     27,228      15,444       6,852     (12,212)
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     Net Cash Provided by Operating Activities                 151,803     101,165     328,924     300,847     763,505     813,547
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Investing Activities
  Gross property additions                                     (66,804)    (55,628)   (138,732)   (127,941)   (285,567)   (325,596)
  Nuclear fuel additions                                       (19,442)     (1,212)    (35,310)    (12,428)    (48,732)    (34,486)
  Contributions to external decommissioning trust               (8,052)     (7,387)    (26,616)    (13,715)    (34,526)    (27,287)
  Contributions to retiree benefit trusts                            -           -      (2,400)    (18,917)     (2,400)    (21,417)
  Loan transactions with SPSP Trustee, net                           -           -           -           -           -      16,009
  Allowance for equity funds used during construction              984       1,838       1,897       4,101       3,870       9,190
  Miscellaneous                                                (16,035)          -     (16,522)          -     (22,617)          -
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     Net Cash Used in Investing Activities                    (109,349)    (62,389)   (217,683)   (168,900)   (389,972)   (383,587)
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Financing Activities
  Proceeds from issuance of long-term debt                     120,939     120,339     180,670     268,325     230,556     555,104
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)                       (12,800)     65,900      14,600      (3,400)     10,100      41,700
  Retirement of long-term debt                                (102,050)   (172,616)   (227,095)   (268,239)   (227,236)   (771,555)
  Purchase of Company common stock (Note 3)                     (3,815)          -      (7,993)          -    (122,710)          -
  Dividends paid on common stock                               (65,583)    (64,186)   (130,239)   (128,172)   (257,274)   (259,117)
  Dividends paid on preferred stock                             (2,403)     (2,403)     (4,823)     (4,814)     (9,623)     (9,484)
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     Net Cash Used in Financing Activities                     (65,712)    (52,966)   (174,880)   (136,300)   (376,187)   (443,352)
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Net Decrease in Cash and Cash Equivalents                      (23,258)    (14,190)    (63,639)     (4,353)     (2,654)    (13,392)

Cash and Cash Equivalents at Beginning of the Period            39,858      33,444      80,239      23,607      19,254      32,646
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Cash and Cash Equivalents at End of the Period              $   16,600  $   19,254  $   16,600  $   19,254  $   16,600  $   19,254
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Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest                    $   48,761  $   43,383  $  103,455  $   95,630  $  196,578  $  203,789
                                income taxes                $   39,000  $   50,675  $   40,611  $   52,725  $  168,645  $  135,996
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See Supplemental Data and Notes to Financial Statements.
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